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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             i2 TECHNOLOGIES, INC.

         i2 TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES:

         FIRST: That a meeting of the directors of the Corporation held on April 11, 1999, the directors of the Corporation adopted resolutions approving and declaring advisable the following amendment to the Corporation's Restated Certificate of Incorporation:

              BE IT RESOLVED, that, subject to the approval of the Corporation's stockholders, the Restated Certificate of Incorporation be amended by amending paragraphs A and B of the Article thereof numbered "FOURTH" so that, as amended, said paragraphs shall read in full as follows:

              "A. The total number of shares which the Corporation shall have authority to issue is FIVE HUNDRED AND FIVE MILLION (505,000,000) shares of capital stock.

              B. Of such authorized shares FIVE HUNDRED MILLION (500,000,000) shares shall be designated "Common Stock," and have a par value of $.00025."

         SECOND: That at a meeting of the stockholders of the Corporation called and held upon notice in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware, the required percentage of shares of stock of the Corporation voted in favor of said amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned officer of i2 Technologies, Inc. has hereunto set his hand this 31st day of August 1999.

                                    i2 TECHNOLOGIES, INC.



                                    By: /s/ WILLIAM M. BEECHER
                                        -------------------------------------
                                        William M. Beecher
                                        Executive Vice President and
                                          Chief Financial Officer